Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact

Robert D. Hansen

Chairman and Chief Executive Officer

Electromed, Inc.

952-758-9299

bhansen@electromed.com

Pankti Shah

Director of Strategic Marketing

The Event Group, Incorporated

763-548-1304

pankti.shah@eventshows.com

ELECTROMED, INC. PROVIDES GUIDANCE REGARDING OPERATING
PERFORMANCE FOR SECOND FISCAL QUARTER AND LAST HALF OF 2012
FISCAL YEAR

New Prague, Minnesota – January 17, 2012 - After reporting a strong First Quarter FY2012 ended September 30, 2011, in which Sales advanced 29% versus the comparable prior Fiscal Year Quarter, Electromed, Inc. (NYSE Amex: ELMD) announces the following actions that will impact operating performance for its Second Quarter ended December 31, 2011 and the Second Half of FY2012 ending June 30, 2012.

Robert D. Hansen, CEO, expects Sales to continue to increase but at a reduced pace during the Second Quarter versus the Company’s comparable prior year Quarter. Management chose to improve its sales presence in several sales territories within the U.S. during the Second Quarter. This resulted in the release, resignation, and planned replacement of several territory managers in the Western and Eastern Regions.

As a result, the level of sales growth for the Second Quarter has been affected. The Company expects net earnings for the Second Quarter will reflect the additional expenses and unrealized sales incurred in the transition. Mr. Hansen stated that these Second Quarter changes are all aimed at strengthening overall results for the Second Half of FY2012 ending June 30, 2012. Mr. Hansen believes the changes should better position the Company to meet its Second Half and longer term growth goals.

The CEO also noted that International Sales prospects may benefit from the recent signing of an exclusive Distributor Agreement with Linde Gas Therapeutics GmbH conveying rights for exclusive SmartVest® sales in Germany. Mr. Hansen also reported that the Company has signed an exclusive Distributor Agreement with Leader Healthcare based in Toronto, Canada. The agreement conveys SmartVest® sales rights in the United Arab Emirates and the GCC Region (Kuwait, Qatar, Oman, Bahrain, and Saudi Arabia).

While the Company does not usually provide Sales and Earnings guidance, Mr. Hansen stated that, “Personnel changes invite candor. Electromed, Inc.’s decision to make sales staff adjustments in the Second Quarter should strengthen its sales team. It also signals management’s commitment to strong Sales and Earnings for the Second Half of Fiscal Year 2012.” He also added, “The Company’s R&D Programs remain a source of importance and encouragement.” The Company expects to release its regular Second Quarter results in mid-February.

About Electromed, Inc.

Electromed, Inc., founded in 1992 and headquartered in New Prague, Minnesota, manufactures, markets, and sells products that provide airway clearance therapy, including the SmartVest® Airway Clearance System and related products, to patients with compromised pulmonary function. Further information about the Company can be found at www.Electromed.com.

Cautionary Statements

Certain statements found in this release may constitute forward-looking statements as defined in the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements reflect the speaker’s current views with respect to future events and financial performance and include any statement that does not directly relate to a current or historical fact. The forward-looking statements in this release include those relating to the Company’s sales and earnings expectations for future periods, the benefits of recently executed distributor agreements and the Company’s long term growth goals . Forward-looking statements can generally be identified by the words “believe,” “expect,” “anticipate” or “intend” or similar words. Forward-looking statements cannot be guaranteed and actual results may vary materially due to the uncertainties and risks, known and unknown, associated with such statements. Examples of risks and uncertainties for Electromed include, but are not limited to, the impact of emerging and existing competitors, the effectiveness of the Company’s sales and marketing initiatives, the success of the Company’s research and development activities, changes to reimbursement programs, as well as other factors described from time to time in the Company’s reports to the Securities and Exchange Commission (including its Annual Report on Form 10-K). Investors should not consider any list of such factors to be an exhaustive statement of all of the risks, uncertainties or potentially inaccurate assumptions investors should take into account when making investment decisions. Shareholders and other readers should not place undue reliance on “forward-looking statements,” as such statements speak only as of the date of this release.